UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 25, 2025

Biomea Fusion, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-40335	82-2520134
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

900 Middlefield Road, 4th Floor Redwood City, CA	94063
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (650) 980-9099

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value	BMEA	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On March 27, 2025, Biomea Fusion, Inc. (the “Company”) notified the Nasdaq Stock Market LLC (“Nasdaq”) that the Company is not in compliance with the audit committee requirement under Nasdaq Listing Rule 5605(c)(2)(A) due to the Company having only two members on its audit committee (the “Audit Committee”) of its Board of Directors of the Company (the “Board”) solely due to a vacancy resulting from Michael (Mick) J.M. Hitchcock, Ph.D.’s resignation from the Audit Committee in connection with his appointment as interim Chief Executive Officer of the Company effective March 25, 2025.

The Company has the opportunity to regain compliance within the cure period provided in Nasdaq Listing Rule 5605(c)(4), as follows: until the earlier of (i) the Company’s next annual meeting of stockholders or (ii) one year from Dr. Hitchcock’s resignation, or March 25, 2026. However, if the annual shareholders meeting occurs within 180 days of Dr. Hitchcock’s resignation from the Audit Committee, the Company shall instead have 180 days from Dr. Hitchcock’s resignation, or September 21, 2025, to regain compliance with Nasdaq Listing Rule 5605(c)(2)(A). The Company is evaluating the membership of the Audit Committee and intends to regain compliance with Nasdaq Listing Rule 5605(c)(2)(A) by appointing a new or existing Board member who meets the independence requirements under Nasdaq rules and the Securities Exchange Act of 1934, as amended, (the “Exchange Act”) prior to the expiration of the applicable cure period described above.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The employment of Thomas Butler as Chief Executive Officer of the Company ended on March 25, 2025 (the “Effective Date”). On the Effective Date, Mr. Butler resigned as a director and Chairman of the Board, and the Board approved a decrease in the size of the Board from seven to six directors in accordance with Company’s Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws.

Dr. Hitchcock, a member of the Board, was appointed as the Company’s interim Chief Executive Officer and principal executive officer, and Rainer (Ramses) Erdtmann, the Company’s President, Chief Operating Officer and a member of the Board, was appointed as the Company’s principal financial officer and principal accounting officer, in each case as of the Effective Date.

Biographical information for each of Dr. Hitchcock and Mr. Erdtmann is set forth in the Company’s definitive proxy statement on Schedule 14A filed with the U.S. Securities and Exchange Commission on April 26, 2024 (the “Proxy Statement”) and is incorporated herein by reference.

On March 26, 2025, the Board approved the following compensation to Dr. Hitchcock in connection with his employment as interim Chief Executive Officer:

•	Annual base salary of $633,000;

•	Target cash bonus opportunity of 50% of Dr. Hitchcock’s current annual base salary, pro-rated for any partial calendar year of service; and

•

The grant of an option to purchase 350,000 shares of the Company’s common stock under the Company’s 2021 Incentive Award Plan at an exercise price of $2.52 per share, which will vest in twelve equal monthly installments over a period of twelve months from the Effective Date, subject to Dr. Hitchcock’s continued service relationship with the Company.

There are no understandings or arrangements between each of Dr. Hitchcock and Mr. Erdtmann and any other person pursuant to which he was appointed as the Company’s interim Chief Executive Officer and principal executive officer or the Company’s principal financial officer and principal accounting officer, as applicable. Except as described above and in the Proxy Statement, neither Dr. Hitchcock nor Mr. Erdtmann has any material interest in any transaction or proposed transaction in which the Company is or is to be a party. Neither Dr. Hitchcock nor Mr. Erdtmann has a family relationship with any other director or executive officer of the Company.

Item 7.01	Regulation FD Disclosures.

On March 25, 2025, the Company issued a press release announcing the leadership changes described above. A copy of the press release is being furnished as Exhibit 99.1 to this Current Report on Form 8-K.

The information in Item 7.01 of this Current Report on Form 8-K and Exhibit 99.1 attached hereto is being furnished and shall not be deemed “filed” for the purposes of Section 18 of the Exchange Act or otherwise subject to the liability of that section, nor shall such information be deemed incorporated by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description of Exhibit

99.1	Press release, dated March 25, 2025

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Biomea Fusion, Inc.

Date: March 27, 2025	/s/ Michael J.M. Hitchcock, Ph.D.
Michael J.M. Hitchcock, Ph.D.
Interim Chief Executive Officer